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                                                           Exhibit 10(O)

                      SECOND AMENDMENT
              TO THE CURTICE-BURNS FOODS, INC.
           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


      This Amendment is adopted by Curtice-Burns Foods, Inc., a New York corporation (the 'Employer').

      WHEREAS the Employer has adopted the Curtice-Burns Foods, Inc. Supplemental Executive Retirement Plan (as amended by the First Amendment thereto, the 'Plan'), and has reserved the right pursuant to the provisions of the Plan to amend it at any time; and

      WHEREAS the Employer now wishes to amend the Plan.

      NOW, THEREFORE, the Plan is hereby amended in the following manner:

         1. The following new sections shall be added to the Plan:

            'Section 7.8. The Company shall pay, upon request and documentation thereof, all reasonable legal fees and expenses which any Participant may incur as a result of the Company or any of its subsidiaries contesting the validity or enforceability of any provision of this Plan or any claim by such Participant under this Plan; provided, however, that the Company shall be entitled to be reimbursed by such Participant for such amount previously paid to such Participant if it is finally judicially determined that such Participant's claims under this Plan are frivolous.

            Section 7.9. In the event of any dispute after the occurrence of 'Change of Control' (as defined in the Key Executive Severance Plan of the Company) between the Company and any Participant with respect to such Participant's rights to any payment under this Plan, the Company shall pay all disputed amounts to such Participant and, if it is finally judicially determined that such Participant was not entitled to all or a portion of such disputed amounts, such Participant shall repay to the Company the amount to which he or she was not entitled, together with interest thereon at the weighted average interest rate on the Company's outstanding borrowings.'

      IN WITNESS WHEREOF, this Amendment having been approved by the Committee, Curtice-Burns Foods, Inc., has duly executed this Amendment as of September 19, 1994.

                                CURTICE-BURNS FOODS, INC.



                          By:________________________
                          Name:
                          Title:


                                Charles C. Brosius
                                ___________________________
                                Chairman, Finance Committee

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